UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 3, 2010

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 3, 2010, Kodiak Oil & Gas Corp. (the “Company”) held its 2010 Annual General and Special Meeting of shareholders (the “Annual Meeting”) to (i) elect the nominees to the Company’s Board of Directors to serve until the Company’s 2011 Annual Meeting of shareholders or until successors are duly elected and qualified, (ii) ratify the selection of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 and (iii) approve amendments to the Company’s 2007 Stock Incentive Plan (the “Plan Amendments”).  The matters acted upon at the Annual Meeting are described in more detail in the Company’s proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2010.  The following are the final voting tallies for the Annual Meeting:

				Broker
	For	Against	Abstentions	Non-Votes
Election of Directors
Lynn A. Peterson	41,537,133	789,456	73,109	57,104,773
James E. Catlin	41,039,524	1,285,972	74,202	57,104,773
Rodney D. Knutson	41,848,089	479,025	72,586	57,104,771
Herrick K. Lidstone, Jr.	41,613,946	688,399	97,355	57,104,771
Don A. McDonald	41,819,961	483,936	95,803	57,104,771
Ratification of independent registered public accounting firm	98,837,277	423,425	243,769	0
Approval of the Plan Amendments	24,617,242	17,334,184	447,173	57,105,872

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James P. Henderson
James P. Henderson Secretary, Treasurer and Chief Financial Officer

Date: June 8, 2010